UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2011

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 1, 2011, SYNNEX Corporation (the “Company”) entered into a Master HP Partner Agreement (“Agreement”) with Hewlett-Packard Company (“HP”), which governs our relationship with HP in the United States, including the distribution and resale of HP products and services for HP products. The Agreement replaces our current U.S. Business Development Partner Agreement with HP, which was set to terminate on May 31, 2011. The Agreement is not materially different from the U.S. Business Development Partner Agreement. Either party may terminate the Agreement without cause upon 30 days written notice. In the event of any breach of the Agreement by the Company, HP may terminate the Agreement without notice and the Company may be required to refund HP any discounts or program payments paid during the period it was in breach of the Agreement and reimburse HP for reasonable attorneys’ fees. In the event the Agreement is terminated or if we fail to perform our obligations under the Agreement, the Company’s rights to resell HP products, support and services will automatically terminate upon such termination or default. If either party becomes insolvent or bankrupt, the other party may terminate the agreement without notice and, subject to applicable laws, cancel any unfulfilled obligations.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Master HP Partner Agreement, dated as of March 1, 2011, by and between the Company and Hewlett-Packard Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2011

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Simon Y. Leung
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master HP Partner Agreement, dated as of March 1, 2011, by and between the Company and Hewlett-Packard Company.